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EXHIBIT 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-108701) and related Prospectus of Protein Design Labs, Inc. for the registration of the Company's 2.75% Convertible Subordinated Notes due 2023 and 12,415,450 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2003 with respect to the consolidated financial statements of Protein Design Labs, Inc., included in Protein Design Labs, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2002, and of our report dated February 24, 2003, with respect to the financial statements of Eos Biotechnology, Inc., included in Protein Design Labs, Inc.'s Current Report (Form 8-K/A) dated June 17, 2003, both filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
December 18, 2003

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  EXHIBIT 23.2
Consent of Independent Auditors